Exhibit 99.2

The Acquired Properties

Statement of Revenues and Direct Operating Expenses
For the Years Ended December 31, 2010 and 2009 (Audited)
For the Six Months Ended June 30, 2011 and 2010 (Unaudited)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Cabot Oil & Gas Corporation:

In our opinion, the accompanying statements of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties described in Note 1 for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Cabot Oil & Gas Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements reflect the revenues and direct operating expenses of the Acquired Properties as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Acquired Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 6, 2011

The Acquired Properties
Statement of Revenues and Direct Operating Expenses

	Year Ended		Six Months Ended
	December 31,		June 30,
(in thousands)	2010	2009	2011	2010
			(Unaudited)

Revenues	$54,138	$47,414	$27,391	$29,414
Direct operating expenses	17,928	17,481	7,753	8,971
Excess of revenues over direct operating expenses	$36,210	$29,933	$19,638	$20,443

See accompanying notes to the Statement of Revenues and Direct Operating Expenses.

The Acquired Properties
Notes to Statement of Revenues and Direct Operating Expenses

1.     Properties and Basis of Presentation

The accompanying statement represents the interest in the revenue and direct operating expenses of the oil and natural gas producing properties acquired by BreitBurn Operating L.P. (the “Company”) from Cabot Oil & Gas Corporation (“Cabot”) on July 26, 2011 for $285 million, subject to customary closing conditions and adjustments. The properties are referred to herein as the “Acquired Properties”.

The statement of revenues and direct operating expenses for the years ended December 31, 2010 and 2009 have been derived from Cabot’s historical financial records. Revenues and direct operating expenses included in the accompanying statement represent the Company’s acquired interest in the Acquired Properties and are prepared on an accrual basis of accounting. Oil, gas and condensate revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses. Production taxes for the years ended December 31, 2010 and 2009 were $6.2 million and $5.7 million, respectively.

During the periods presented, the Acquired Properties were not accounted for as a separate entity and are not indicative of the financial condition or results of operations of the Acquired Properties going forward. Certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and corporate income taxes were not allocated to the Acquired Properties.

The accompanying statement of revenues and direct operating expenses for the six months ended June 30, 2011 and 2010 are unaudited. The unaudited interim statement of revenues and direct operating expenses have been derived from Cabot’s historical financial records and prepared on the same basis as the annual statement of revenues and direct operating expenses. In the opinion of management, such unaudited interim statements reflect all adjustments necessary to fairly state the excess of revenue over direct operating expenses of the Acquired Properties for the six months ended June 30, 2011 and 2010.

2.     Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis, nor is it practicable to obtain such information in these circumstances. Accordingly, the statement of revenues and direct operating expenses is presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission’s Regulation S-X. The results set forth in these financial statements may not be representative of future operations.

3.    Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves — Unaudited

The following tables summarize the net ownership interests in estimated quantities of proved and proved developed oil and natural gas reserves of the Acquired Properties at December 31, 2009 and 2010, estimated by the Company’s petroleum engineers, and the related summary of changes in estimated quantities of net remaining proved reserves during the year.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The Acquired Properties

Notes to Statement of Revenues and Direct Operating Expenses — (Continued)

	Natural Gas	Oil
	(Mmcf)	(MBbls)
Proved reserves at January 1, 2009	248,327	1,568
Production in 2009	(13,095)	(99)
Revisions to reserves in 2009	(37,628)	(355)
Proved reserves at December 31, 2009	197,604	1,114
Production in 2010	(11,859)	(81)
Revisions to reserves in 2010	(14,611)	58
Proved reserves at December 31, 2010	171,134	1,091

	Natural Gas	Oil
	(Mmcf)	(MBbls)
Proved developed reserves at January 1, 2009	180,509	1,289
Proved developed reserves at December 31, 2009	156,139	978
Proved developed reserves at December 31, 2010	154,247	1,070

Proved undeveloped reserves at January 1, 2009	67,818	279
Proved undeveloped reserves at December 31, 2009	41,465	136
Proved undeveloped reserves at December 31, 2010	16,887	21

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves — Unaudited

The following tables set forth the computation of the standardized measure of discounted future net cash flows (the “Standardized Measure”) relating to proved reserves and the changes in such cash flows of the Acquired Properties in accordance with the Financial Accounting Standards Board’s (“FASB”) authoritative guidance related to disclosures about oil and gas producing activities. The Standardized Measure is the estimated net future cash inflows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, estimated future income taxes and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the 12-month average oil and gas index, calculated as the unweighted arithmetic average of the first day of the month price for each month during the year, as prescribed by Accounting Standards Codification (“ASC”) 932. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the FASB’s authoritative guidance, a discount rate of 10% is applied to the annual future net cash flows.

The average prices (adjusted for basis and quality differentials) related to proved reserves at December 31, 2010 and 2009 for natural gas ($ per Mcf) were $4.06 and $3.09, respectively, and for oil ($ per Bbl) were $69.18 and $51.52, respectively. Future cash inflows were reduced by estimated future development, and production costs based on year-end costs resulting in net cash flow before tax. Future income tax expense was computed by applying year end statutory tax rates to future pretax cash flows, less the tax basis of the properties involved.

The Standardized Measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily

The Acquired Properties
Notes to Statement of Revenues and Direct Operating Expenses — (Continued)

indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

	December 31,
(In thousands)	2010	2009
Future Cash Inflow	$770,573	$668,971
Future Production Costs	(314,181)	(292,936)
Future Development Costs	(56,830)	(83,290)
Future Income Tax Expenses	(129,189)	(88,506)
Future Net Cash Flows	270,373	204,239
10% Annual Discount for Estimated Timing of Cash Flows	(139,647)	(107,981)
Standardized Measure of Discounted Future Net Cash Flows	130,726	96,258

Changes in the Standardized Measure (in thousands) of the Acquired Properties are as follows:

	Year Ended December 31,
	2010	2009

Beginning of Year	$96,258	$216,902
Net Changes in Prices & Production Costs	96,474	(151,730)
Accretion of Discount	12,662	30,266
Revisions of Previous Quantity Estimates	(14,827)	(24,641)
Sales & Transfers, Net of Production Costs	(36,210)	(29,933)
Net Changes in Income Taxes	(23,631)	55,394
End of Year	$130,726	$96,258